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                        AMENDMENT NO. 10

                               TO

               PENNSYLVANIA POWER & LIGHT COMPANY

             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


	WHEREAS, Pennsylvania Power & Light Company ("Company") has adopted the Pennsylvania Power & Light Company Supplemental Executive Retirement Plan ("Plan") effective July 1, 1985; and
	WHEREAS, the Plan was amended and restated effective January 1, 1987, and subsequently amended by Amendment Nos. 1, 2, 3, 4, 5, 6, 7, 8 and 9; and
	WHEREAS, the Company desires to further amend the Plan; NOW, THEREFORE, the Plan is hereby amended as follows:
  I. Effective January 1, 1995, Articles 2 and 3 are amended to read:
2.  Definitions.

	   (c) "Change in Control" - means any one of the following events: (a) any change in control of Resources of a nature that would be required to be reported in response to Item 1(a) of Form 8-K under the Securities
Exchange Act of 1934, as amended (the "Exchange Act");
(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Resources cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; (c) any person (within the meaning of Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of Resources representing 20% or more of the combined voting power of Resources' then outstanding securities entitled to vote generally in the election of directors; (d) the approval by the stockholders of Resources of any merger or consolidation of Resources with any other corporation or the sale or other disposition of all or substantially all of the assets of Resources to any other person or persons unless, after giving effect thereto, (1) holders of Resources' then outstanding securities entitled to vote generally in the election of directors will own a majority of the outstanding stock entitled to vote generally in the election of directors of the continuing, surviving or transferee corporation or any parent (within the meaning of Rule
12b-2 under the Exchange Act) thereof and (2) the incumbent members of the Board of Resources as con-stituted immediately prior thereto shall constitute at least a majority of the directors of the continuing, surviving or transferee corporation and any parent thereof; or (e) the Board of Resources adopts a resolution to the effect that a "Change in Control" has occurred or is anticipated to occur.

      (j) "PP&L Resources" shall mean PP&L Resources, Inc.

3.  Eligibility.

	(a) All officers of the Company who are in positions in Company Salary Groups I through IV immediately prior to the date of their termination of employment from the Company or death if earlier shall receive such benefits as they are entitled to under this Plan. However, except for the death benefit provided for in paragraph 6 below, Participant shall have no right to receive any payment from this Plan and shall have no rights whatsoever regarding this Plan if said Participant:

       (i) terminates employment with the Company for any reason other than total disability, as determined by the EBPB in its sole discretion, prior to attaining at least age 50 and 10 Years of Service;

      (ii) terminates employment with the Company (by retirement or otherwise) under circumstances where the Company has requested or demanded such termination of employment for proper cause (including, without limitation, theft, fraud, breach of any fiduciary duty, misrepresentation, deceit, or illegal or criminal act(s)). This subsection 3(a)(ii) shall not apply to any Participant who terminates employment with the Company within three (3) years after the effective date of a Change in Control.

 II. Except as provided for in this Amendment No. 10, all other provisions of the Plan shall remain in full force and effect.
	IN WITNESS WHEREOF, this Amendment No. 10 is executed this _____ day of January, 1995.
                             PENNSYLVANIA POWER & LIGHT COMPANY

                                   /s/ John M. Chappelear
                             By:______________________________
                                       John M. Chappelear
                                Chairman
                                Employee Benefit Plan Board